ANNEX II


                    SUMMARY OF PRINCIPAL TERMS AND CONDITIONS
                    -----------------------------------------


                                Bridge Facility 1
                                ---------------


Borrower:                                Acquisition Co. ("Borrower").


Joint Lead Arrangers and
Joint Book-Runners:                     Credit Suisse First Boston Corporation
                                        ("CSFB") and UBS Warburg LLC ("UBSW" and together with CSFB, the "Joint Lead
                                        Arrangers").

Syndication Agent:                      CSFB.


Administrative Agent:                   UBS AG, Stamford Branch (the
                                        "Administrative Agent").

Documentation Agent:                    CIBC World Markets Corp.


Lenders: A syndicate of banks, financial institutions and other entities, including UBS AG, Stamford Branch, Credit Suisse First Boston, Cayman Islands Branch ("CSFB") and Canadian Imperial Bank of Commerce arranged by the Joint Lead Arrangers in consultation with Borrower.

Type and Amount of Bridge Facility:     Up to $215,000,000 senior unsecured
                                        bridge loan facility (the "Bridge
                                        Facility"), such amount to be
                                        automatically reduced by the gross
                                        proceeds of the Note Offering not
                                        subject to escrow immediately after the
                                        Tender Offer Closing Date.

Collateral:                             None.


Purpose: Proceeds of borrowings under the Bridge Facility (the "Initial Loans") will be used to finance a portion of the Tender Offer, to pay interest on the Bridge Facility and to pay fees and expenses in connection therewith.

------------------------------

1 All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

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                                       -2-


Closing Date:                           The Tender Offer Closing Date.


Maturity/Exchange:                      If the Merger shall not have been
                                        consummated on or prior to the 180th day after the Tender Offer Closing Date, all
                                        Initial Loans will mature on the 181st
                                        day after the Tender Offer Closing Date.
                                        If the Merger shall have been
                                        consummated on or prior to the 180th day after the Tender Offer Closing Date, all the Initial Loans will mature (unless matured pursuant to the next sentence) on the date that is one year following the Tender Offer Closing Date (the
                                        "Maturity Date"). In addition, the
                                        aggregate principal amount of all
                                        Initial Loans in excess of $165,000,000
                                        shall become due and payable on the
                                        Merger Closing Date. If any Initial Loan has not been previously repaid in full on or prior to the Maturity Date, subject to the conditions outlined below under "Conditions to Conversion of the Initial Loans," such Initial Loan shall be converted into a term loan (each, a "Term Loan", and together with the Initial Loans, the "Loans") maturing on the date that is six months after the final maturity of the Bank Facilities
                                        (the "Final Maturity Date"). The Lenders in respect of the Initial Loans and the Term Loans will have the option (i) in the case of Initial Loans, at the Maturity Date or (ii) in the case of Term Loans, at any time or from time to time, to receive notes (the "Exchange
                                        Notes") in exchange for such Initial
                                        Loans or Term Loans having the terms set forth in the term sheet attached hereto as Exhibit A.

Availability:                           Upon satisfaction of conditions
                                        precedent to drawing to be specified in
                                        the Bridge Documentation, in a single
                                        draw on the Tender Offer Closing Date.

Interest:                               Prior to the Maturity Date, the Initial
                                        Loans will accrue interest at a rate per annum equal to the greatest of (i)
                                        12.5%, (ii) the then applicable rate per annum on 10 year United States Treasury
                                        Notes plus 750 bps and (iii) the 3-month
                                        London Interbank Offered Rate ("LIBOR")
                                        as determined by UBS for a corresponding deposit amount (adjusted quarterly) plus a spread (the "Spread") (in each case such rate per annum to be reduced by 300 bps for so long as there shall have been deposited in escrow not less than $165,000,00 of proceeds from a Note
                                        Offering (or other sources) to be
                                        released upon consummation of the Merger to finance the Merger and the repayment of the Bridge Facility). The Spread


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                                      -3-


                                        will initially be 1,050 basis points. If the Initial Loans are not repaid in whole within three months following the Closing Date, the then applicable rate will increase by 50 basis points at the end of such three-month period and shall increase by an additional 50 basis points at the end of each three-month period thereafter. LIBOR will be adjusted for maximum statutory Regulation D reserve requirements, if any.

                                        Interest on the Initial Loans will be
                                        payable in arrears at the end of each
                                        three-month period and at the Maturity
                                        Date or an earlier prepayment or
                                        repayment thereof. In no event (other
                                        than as set forth under "Default
                                        Interest" below) will the interest rate
                                        on the Initial Loans exceed 16.0% per
                                        annum. To the extent the interest
                                        payable on the Initial Loans exceeds
                                        14.0% per annum, Borrower may, at its
                                        option, cause such excess interest to be added to the principal amount of the Initial Loans.

                                        Following the Maturity Date, all
                                        outstanding Term Loans will accrue
                                        interest at the rate provided for in the Exchange Notes described in Exhibit A hereto, subject to the absolute and cash caps applicable to the Exchange Notes.

                                        Calculation of interest shall be on the
                                        basis of actual days elapsed in a year
                                        of 360 days.

Default Interest:                       Interest will accrue on all overdue
                                        loans or other overdue amounts payable
                                        under the Bridge Facility at a rate of
                                        2% per annum in excess of the rate
                                        otherwise applicable to such loan or
                                        other amount, and will be payable on
                                        demand.

Escrow of Interest:                     On the Tender Offer Closing Date, if
                                        less than 90% of the Shares shall have
                                        been purchased in the Tender Offer,
                                        there shall be placed in escrow with the Administrative Agent proceeds of the
                                        Bridge Facility sufficient to pay
                                        interest on the Initial Loans through
                                        the 180th day after the Tender Offer
                                        Closing Date as it accrues and is due in accordance with the Bridge
                                        Documentation.

Mandatory Redemption:                   Borrower will be required to prepay
                                        Initial Loans (and, if issued, Exchange
                                        Notes, to the extent required by the
                                        terms of such Exchange Notes) on a pro
                                        rata basis, at par plus accrued and
                                        unpaid interest, from the net proceeds

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                                      -4-


                                        from the incurrence of any debt (to the
                                        extent released from any escrow
                                        arrangement put in place at the date of
                                        issuance thereof) or the issuance of any equity or any asset sales, subject to
                                        (i) exceptions to be agreed (including
                                        for margin stock) and (ii) any
                                        requirements in the Bank Facilities.

Optional Prepayments:                   The Initial Loans may be prepaid, in
                                        whole or in part, at the option of
                                        Borrower, at any time with prior notice, at par plus accrued and unpaid interest.
                                        The Term Loans will be subject to
                                        prepayment restrictions and premiums
                                        typical for term loans of this type as
                                        reasonably determined by the Joint Lead
                                        Arrangers).

Guarantees:                             On and after the Merger Closing Date,
                                        senior unsecured guarantees from each
                                        subsidiary of Borrower that guarantees
                                        the Bank Facilities.

Ranking: The Initial Loans and the Exchange Notes shall be pari passu for all purposes.

                                        With respect to the Bank Facilities, the Initial Loans and the Exchange Notes shall constitute senior unsecured debt. Any future subordinated debt of Borrower will be subordinate to the Initial Loans and the Exchange Notes.

Conditions to Borrowing:                Conditions precedent to initial
                                        borrowing under the Bridge Facility will include (without limitation) those set forth in the Commitment Letter, under clauses 10 through and including 15 of "Conditions to Initial Borrowings" in
                                        Annex I to the Commitment Letter and the following:

                                        1.   The definitive documentation
                                             (including the Acquisition
                                             Agreement) relating to the
                                             Acquisition, the Tender Offer and
                                             the Merger (such documentation
                                             being the "Definitive Acquisition
                                             Documents") shall not have been
                                             amended, supplemented, waived or
                                             otherwise modified in any material
                                             respect after the date of the
                                             Commitment Letter without the prior
                                             written consent of the Joint Lead
                                             Arrangers (which consent shall not
                                             be unreasonably withheld). The
                                             Definitive Acquisition Documents
                                             shall be in full force and effect
                                             as of the Tender Offer Closing Date
                                             and the parties thereto shall be in
                                             substantial compliance therewith.

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                                      -5-


                                        2.   On the Tender Offer Closing Date,
                                             Acquisition Co. shall have accepted
                                             for purchase not less than the
                                             Minimum Shares pursuant to the
                                             Tender Offer and such Shares shall
                                             be purchased concurrently with the
                                             initial funding, and all other
                                             aspects of the Tender Offer shall
                                             have been consummated pursuant to
                                             the Definitive Acquisition
                                             Documents, no provision of which
                                             shall have been amended,
                                             supplemented, waived or otherwise
                                             modified in any material respect
                                             without the prior written consent
                                             of the Joint Lead Arrangers (which
                                             consent shall not be unreasonably
                                             withheld). The Tender Offer and the
                                             financing thereof shall be
                                             consummated in compliance with all
                                             applicable laws and regulations
                                             (including Regulation U of the
                                             Board of Governors of the Federal
                                             Reserve System).

                                        3.   The restrictions in Section 203 of
                                             the DGCL shall be inapplicable to
                                             the acquisition of the Shares and
                                             to any subsequent transactions
                                             between Acquisition Co. or any of
                                             its affiliates and Target or any of
                                             its affiliates, and all conditions
                                             to avoiding the restrictions
                                             contained therein shall have been
                                             satisfied.

                                        4.   The Lenders shall be satisfied that
                                             no legal impediment to the Merger
                                             under Section 253 or 251, as the
                                             case may be, of the DGCL on the
                                             terms set forth in the Acquisition
                                             Agreement does or would exist
                                             following the consummation of the
                                             Tender Offer.

                                        5.   The Tender Offer shall not be
                                             subject to any injunction or
                                             similar order and shall be
                                             consummated in accordance with all
                                             applicable law. The Board of
                                             Directors of Target shall have
                                             recommended acceptance of the
                                             Tender Offer and shall have
                                             authorized execution of agreements
                                             with respect to the Merger.

                                        6.   Appropriate filings shall have been
                                             made by all necessary parties under
                                             the Hart-Scott-Rodino Antitrust
                                             Improvements Act of 1976, and the
                                             applicable waiting period shall
                                             have expired or been terminated.

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                                      -6-


                                        7.   There shall have been tendered and
                                             not withdrawn such aggregate
                                             principal amount of the existing 9
                                             1/4% notes due 2008 of Target (the
                                             "Existing Notes") sufficient to
                                             eliminate all material covenants
                                             and related defaults in the
                                             indenture therefor (the "Existing
                                             Indenture") pursuant to a tender
                                             offer and consent solicitation (the
                                             "Debt Tender") on terms and
                                             conditions reasonably satisfactory
                                             to the Joint Lead Arrangers (which
                                             covenants and events of default
                                             must include all such covenants and
                                             events of default that would be
                                             eliminated if Target were to
                                             "covenant defease" the Existing
                                             Notes pursuant to section 11.03 of
                                             the Existing Indenture); Target
                                             shall have accepted the Existing
                                             Notes pursuant to the Debt Tender
                                             and Target and the trustee under
                                             the Existing Indenture shall have
                                             entered into a supplemental
                                             indenture to the Existing Indenture
                                             affecting the elimination of the
                                             aforementioned covenants and events
                                             of default; to the extent that more
                                             than $5,000,000 of Existing Notes
                                             would remain outstanding after the
                                             consummation of the Debt Tender,
                                             Borrower shall have defeased (or
                                             shall contemporaneously defease)
                                             the remaining Existing Notes
                                             pursuant to section 11.03 of the
                                             Existing Indenture such that not
                                             more than $5,000,000 of Existing
                                             Notes remain undefeased after the
                                             Tender Offer Closing Date.

                                        8.   Borrower shall have received not
                                             less than $172.0 million in cash
                                             from the Equity Financing on terms
                                             and conditions and pursuant to
                                             documentation reasonably acceptable
                                             to the Joint Lead Arrangers.

                                        9.   The negotiation, execution and
                                             delivery of the Bridge
                                             Documentation, including schedules,
                                             exhibits and ancillary
                                             documentation and related
                                             guarantees and other support
                                             documentation reasonably
                                             satisfactory to the Lenders.

                                        10.  Prior to or concurrently with the
                                             initial borrowings under the Bridge
                                             Facility, Target shall have
                                             executed and delivered the Bank
                                             Documentation providing for
                                             commitments of at least

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                                      -7-


                                             $165,000,000 under the Bank
                                             Facilities of which not less than
                                             $125,000,000 shall be drawn down on
                                             the Tender Offer Closing Date. The
                                             documentation and terms of the Bank
                                             Facilities shall be reasonably
                                             satisfactory in form and substance
                                             to the Lenders.

                                        11.  Borrower shall have engaged the
                                             Investment Bank referred to in the
                                             Fee Letter to place the Securities
                                             referred to therein, the proceeds
                                             of which will be used either to
                                             fund the Tender Offer and Merger or
                                             to prepay in whole or in part
                                             borrowings under the Bridge
                                             Facility.

Representations and Warranties:         Will apply to Borrower and its
                                        subsidiaries and will include (with
                                        certain carve-outs and exceptions)
                                        (without limitation) representations and warranties as to: financial statements
                                        (including pro forma financial
                                        statements); absence of undisclosed
                                        liabilities; no material adverse change;
                                        corporate existence; compliance with law
                                        (all applicable, including foreign and
                                        U.S. law); corporate power and
                                        authority; enforceability of the Bridge
                                        Documentation; no conflict with law or
                                        contractual obligations; no material
                                        litigation; no default; ownership of
                                        property; liens; intellectual property;
                                        no burdensome restrictions; taxes;
                                        Federal Reserve regulations; ERISA;
                                        Investment Company Act; subsidiaries;
                                        environmental matters; solvency; and
                                        accuracy of disclosure.

Affirmative Covenants:                  Affirmative covenants will apply to
                                        Borrower and its subsidiaries and will
                                        include (with certain carve-outs and
                                        exceptions) (without limitation):

                                        Delivery of financial and other
                                        information: certified monthly and
                                        quarterly and audited annual financial
                                        statements, monthly financial reports,
                                        reports to shareholders, notices of
                                        defaults, litigation and other material
                                        events, budgets and other information
                                        customarily supplied in a transaction of this type; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation and ERISA) and material contractual obligations; maintenance of property and insurance; maintenance of books and re-

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                                      -8-

                                        cords; right of the Lenders to inspect
                                        property and books and records; and
                                        further assurances.

                                        Within 30 days of the Tender Offer
                                        Closing Date, Borrower shall have
                                        prepared and delivered to the Investment
                                        Bank an offering memorandum or
                                        prospectus relating to the issuance of
                                        the Securities, in form and substance
                                        reasonably satisfactory to the
                                        Investment Bank (which offering
                                        memorandum or prospectus shall contain
                                        audited, unaudited and pro forma
                                        financial statements meeting the
                                        requirements of Regulation S-X under the Securities Act of 1933, and otherwise reasonably satisfactory to the Investment Bank, for the periods required of a registrant on Form S-1).

                                        In addition, Borrower shall cause the
                                        Merger to be consummated within five
                                        business days after the Tender Offer
                                        Closing Date if at least 90% of the
                                        Shares are purchased pursuant to the
                                        Tender Offer.

                                        Following the Maturity Date, all
                                        outstanding Initial Loans will be
                                        automatically modified to bear
                                        affirmative covenants substantially
                                        similar to the affirmative covenants of
                                        the Exchange Notes.

Negative Covenants:                     Negative covenants will apply to
                                        Borrower and its subsidiaries and will
                                        include (with certain carve-outs and
                                        exceptions) (without limitation):

                                        1.   Limitation on dispositions of
                                             assets and changes of business and
                                             ownership (subject to no such
                                             restriction on "margin stock" as
                                             defined in Regulation U of the
                                             Board of Governors of the Federal
                                             Reserve System ("Reg. U") that
                                             would violate Reg. U).

                                        2.   Limitation on mergers and
                                             acquisitions.

                                        3.   Limitations on dividends and other
                                             restricted payments.

                                        4.   Limitation on indebtedness
                                             (including guarantees and other
                                             contingent obligations).

                                        5.   Limitation on loans and
                                             investments.

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                                      -9-


                                        6.   Limitation on liens (subject to no
                                             such restriction on "margin stock"
                                             that would violate Reg. U).

                                        7.   Limitation on transactions with
                                             affiliates.

                                        8.   Limitation on sale-leaseback
                                             transactions.

                                        9.   Limitation on operating leases.

                                        10.  Certain financial covenants to be
                                             determined (and to be applicable to
                                             Borrower and its consolidated
                                             subsidiaries), including, without
                                             limitation, a minimum interest
                                             coverage ratio, a maximum leverage
                                             ratio, a minimum fixed charge
                                             coverage ratio and maximum capital
                                             expenditures.

                                        11.  No modification of material
                                             documents (including, without
                                             limitation, charter documents of
                                             Borrower and its subsidiaries and
                                             all documents relating to the Bank
                                             Facilities and the Equity
                                             Financing) and no change in
                                             accounting policies without the
                                             consent of the Requisite Lenders.

                                        12.  No change to fiscal year of
                                             Borrower or any of its
                                             subsidiaries.

                                             Following the Maturity Date, all
                                             outstanding Initial Loans will be
                                             automatically modified to bear
                                             negative covenants substantially
                                             similar to the negative covenants
                                             of the Exchange Notes.

Refinancing of Initial Loans:           Borrower shall undertake to use its
                                        commercially reasonable efforts to (i)
                                        prepare an offering memorandum for a
                                        private placement through resale
                                        pursuant to Rule 144A or (ii) file a
                                        registration statement under the
                                        Securities Act with respect to debt
                                        securities (in each case, the
                                        "Offering") to refinance in full the
                                        Initial Loans and to consummate such
                                        Offering as soon as practicable
                                        thereafter in an amount sufficient to
                                        refinance the Initial Loans. Such
                                        Offering shall be on such terms and
                                        conditions (including without limitation covenants, events of default, guarantees, interest and/or dividend rates, yield and redemption prices and dates and a maturity date no ear-

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                                      -10-


                                        lier than six months after the latest
                                        maturity of the Bank Facilities) as the
                                        financial institutions engaged pursuant
                                        to the Engagement Letter (the "Take-out
                                        Banks") may in their reasonable judgment determine to be appropriate in light of prevailing circumstances and market conditions and the financial condition and prospects of Borrower and its subsidiaries at the time of sale and containing such other customary terms as reasonably determined by the Take-out Banks, subject to the limitations set forth in the Fee Letter. If any securities are issued in a transaction not registered under the Securities Act, all such securities shall be entitled to the benefit of a registration rights agreement to be entered into by Borrower and any other obligor in respect of indebtedness being refinanced in customary form reasonably acceptable to the Take-out Banks (which shall include provisions for a customary registered exchange offer with respect to any such securities).

                                        Borrower shall undertake to (i)
                                        cooperate with the Take-out Banks or
                                        other means of refinancing the Initial
                                        Loans, (ii) assist the Take-out Banks in connection with the marketing of the Offering (including promptly providing to the Take-out Banks any information reasonably requested to effect the issue and sale of the Offering and making available senior management of Borrower for investor meetings), (iii) cooperate with the Take-out Banks in the timely preparation of any registration statement or private placement memorandum relating to the Offering and other marketing materials to be used in connection with the syndication of the Initial Loans, and (iv) use its commercially reasonable efforts to achieve ratings of the debt securities from ratings agencies acceptable to the Take-out Banks in a time frame acceptable to the Take-out Banks.

Events of Default:                      Will include (without limitation) (with
                                        customary carve-outs and thresholds)
                                        nonpayment, breach of covenants or
                                        representations, cross payment default
                                        at final stated maturity and cross

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                                      -11-


                                        acceleration, bankruptcy, ERISA,
                                        judgments and change of ownership or
                                        control (to be defined).

Conditions to Conversion of
Initial Loans:                          On the Maturity Date, unless (i)
                                        Borrower or any significant subsidiary
                                        thereof is subject to a bankruptcy or
                                        other insolvency proceeding, (ii) there
                                        exists a matured payment default with
                                        respect to the Initial Loans or the
                                        Initial Loans shall have been
                                        accelerated or (iii) there exists a
                                        default in the payment when due at final maturity of any indebtedness of Borrower or any of its subsidiaries in excess of $5.0 million, or the maturity of such indebtedness shall have been accelerated, the Initial Loans shall automatically be converted into Term
                                        Loans (subject to the Lenders' rights to convert Initial Loans into Exchange
                                        Notes as set forth in Exhibit A hereto).

Assignments and Participations:         Each Lender may assign all or a portion
                                        of its Loans and commitments under the
                                        Bridge Facility, or sell participations
                                        therein, to another person or persons,
                                        provided that each such assignment shall be in minimum amounts to be agreed upon (or the remainder of such Lender's loans and commitments, if less) and shall be subject to certain conditions
                                        (including, without limitation, the
                                        consent of the Administrative Agent,
                                        which consent shall not be unreasonably
                                        withheld, and the payment of an
                                        administrative fee to the Administrative
                                        Agent) and no purchaser of a
                                        participation shall have the right to
                                        exercise or to cause the selling Lender
                                        to exercise voting rights in respect of
                                        the Bridge Facility (except as to
                                        certain basic issues). CSFB shall be
                                        given notice from time to time upon
                                        request of all assignments so long as it is a Joint Lead Arranger.

Expenses and Indemnification:           All reasonable out-of-pocket expenses
                                        (including but not limited to reasonable legal fees and expenses and expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of the Joint Lead Arrangers associated with the syndication of the Bridge Facility and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed

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                                      -12-


                                        amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by Borrower. In addition, all reasonable out-of-pocket expenses (including but not limited to reasonable legal fees and expenses) of the Lenders and the Administrative Agent for the Bridge Facility for workout proceedings, enforcement costs and documentary taxes associated with the Bridge Facility are to be paid by Borrower.

                                        Borrower will indemnify the Lenders,
                                        UBS, UBSW, CSFB, CIBC and CIBC World
                                        Markets and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including but not limited to reasonable legal fees and expenses) and liabilities arising out of or relating to the proposed transactions, including but not limited to the Tender Offer, the Merger, the Acquisition, the Refinancing or any transactions related thereto and any actual or proposed use of the proceeds of any loans made under the Bridge Facility; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final judgment of a court of competent jurisdiction to have been incurred primarily by reason of the gross negligence or willful misconduct of such person.
                                        Borrower will indemnify the Lenders for
                                        withholding taxes imposed by any
                                        governmental authorities. Such
                                        indemnification shall consist of
                                        customary tax gross-up provisions.

Requisite Lenders:                      Lenders holding at least a majority of
                                        total Loans and commitments under the
                                        Bridge Facility, with certain
                                        modifications or amendments requiring
                                        the consent of Lenders holding a greater percentage (or all) of the total Loans and commitments under the Bridge
                                        Facility.

Governing Law and Forum:                The laws of the State of New York. Each
                                        party to the Bridge Documentation will
                                        waive the right to trial by jury and
                                        will consent to jurisdiction of

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                                      -13-


                                        the state and federal courts located in
                                        The City of New York.

Counsel to the Joint Lead
Arrangers, the Administrative
Agent and CIBC World Markets:           Cahill Gordon & Reindel.

                                                                       Exhibit A
                                                                     to ANNEX II


                    Summary of Principal Terms and Conditions
                                of Exchange Notes


          Capitalized terms used but not defined herein have the meanings given (or incorporated by reference) in the Summary of Principal Terms and Conditions of the Bridge Facility to which this Exhibit A is attached.

Issuer: Borrower will issue Exchange Notes under an indenture which complies with the Trust Indenture Act (the "Indenture"). Borrower in its capacity as issuer of the Exchange Notes is referred to as the "Issuer."

Guarantors:                             Same as Initial Loans.


Principal Amount:                       The Exchange Notes will be available
                                        only in exchange for the Initial Loans
                                        (at the Maturity Date) or the Term
                                        Loans. The principal amount of any
                                        Exchange Note will equal 100% of the
                                        aggregate principal amount of the
                                        Initial Loans or the Term Loans for
                                        which it is exchanged.

Maturity:                               The Exchange Notes will mature on the
                                        date that is the date six months after
                                        the final maturity of the Bank
                                        Facilities.

Interest Rate:                          The Exchange Notes will bear interest at
                                        a rate equal to 16.0% per annum, except
                                        that interest payable on any Exchange
                                        Note in excess of 14.0% per annum, may,
                                        at the Issuer's option, be paid by
                                        issuing additional Exchange Notes in a
                                        principal amount equal to such excess
                                        portion of interest. Such rates per
                                        annum are exclusive of default interest
                                        and yield attributable to warrants.

                                        Calculation of interest shall be on the
                                        basis of the actual number of days
                                        elapsed in a year of twelve 30-day
                                        months.

Default Interest:                       In the event of a payment default on the
                                        Exchange Notes, interest on overdue
                                        amount of the Exchange Notes will accrue at a rate of 2.0% per annum in excess of the rate otherwise applicable to such Exchange Notes, and will be payable in accordance with the provisions described above under the heading "Interest."

Ranking:                                Same as Initial Loans.

Mandatory Offer to Purchase:            The Issuer will be required to offer to
                                        purchase the Exchange Notes upon a
                                        Change of Control (to be defined in the
                                        Indenture) at 101% of the principal
                                        amount thereof plus accrued interest to
                                        the date of purchase.

Optional Redemption:                    Redemption of Exchange Notes will be
                                        subject to restrictions and premiums
                                        typical for high-yield debt securities.

Registration Rights:                    Borrower will file within 90 days
                                        after the Maturity Date, and will
                                        use its commercially reasonable
                                        efforts to cause to become
                                        effective as soon thereafter as
                                        practicable, a shelf registration
                                        statement with respect to the
                                        Exchange Notes (a "Shelf
                                        Registration Statement") and/or a
                                        registration statement relating to
                                        a Registered Exchange Offer (as
                                        described below). If a Shelf
                                        Registration Statement is filed,
                                        Borrower will keep such
                                        registration statement effective
                                        and available (subject to customary
                                        exceptions) until it is no longer
                                        needed to permit unrestricted
                                        resales of Exchange Notes (but in
                                        no event longer than two years from
                                        the Maturity Date).

                                        If within 180 days from the Maturity
                                        Date,

                                        (a)  a Shelf Registration Statement for
                                             the Exchange Securities has not
                                             been declared effective, or

                                        (b)  Borrower has not effected an
                                             exchange offer (a "Registered
                                             Exchange Offer") whereby Borrower
                                             has offered registered notes having
                                             terms identical to the Exchange
                                             Notes (the "Substitute Notes") in
                                             exchange for all outstanding
                                             Exchange Notes and Initial Loans,
                                             or

                                        (c)  the holders of Exchange Notes have
                                             not received Substitute Notes
                                             through the Registered Exchange
                                             Offer which, in the opinion of
                                             counsel, would be freely saleable
                                             by such holders without
                                             registration or requirement for
                                             delivery of a current prospectus
                                             under the Securities Act (other
                                             than a prospectus delivery
                                             requirement imposed on a
                                             broker-dealer who is exchanging
                                             Exchange Notes acquired for its own
                                             account as a result of market
                                             making or other trading activities)
                                             and Borrower has not made available
                                             a Shelf Registration Statement with
                                             respect to such Exchange Notes,

                                        then Borrower will pay liquidated
                                        damages of $0.192 per week per $1,000
                                        principal amount of Exchange Notes and
                                        Initial Loans outstanding to holders of
                                        such Exchange Notes and Initial Loans
                                        who are unable freely to transfer
                                        Exchange Notes from and including the
                                        181st day after the Maturity Date to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange Offer (such damages to be payable in the form of additional Initial Loans or Exchange Notes, as applicable, if the then interest rate thereon exceeds the applicable interest rate cap). Borrower will also pay such liquidated damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for resales thereunder. In addition, unless and until Borrower has consummated the Registered Exchange Offer and, if required, caused the Shelf Registration Statement to become effective, the holders of the Exchange Notes will have the right to "piggyback" the Exchange Notes in the registration of any debt securities (subject to customary scale-back provisions) that are registered by Borrower (other than on a Form S-4) unless all of the Exchange Notes and Initial Loans will be redeemed or repaid from the proceeds of such securities.

Right to Transfer Exchange Notes:       The holders of the Exchange Notes shall
                                        have the absolute and unconditional
                                        right to transfer such Exchange Notes in compliance with applicable law to any third parties.

Covenants:                              Those typical for an indenture governing
                                        a high yield note issue of a new issuer.


Events of Default:                      Those typical for an indenture governing
                                        a high yield note issue of a new issuer.


Governing Law:                          The laws of the State of New York.